UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2004 ebank Financial Services, Inc.

(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-24043 (Commission File Number)	58-2349097 (IRS Employer Identification No.)

2410 Paces Ferry Road, Suite 190
Atlanta Georgia 30339
(Address of Principal
Executive Offices)

(770) 863-9225
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

SIGNATURES

Item 9. Regulation FD Disclosure.

     As of June 2, 2004, ebank Financial Services, Inc. (the “Company”) had accepted subscriptions in connection with the Company’s ongoing public offering to sell up to 3,703,704 shares of its common stock at a subscription price of $1.08 per share for an aggregate of 3,418,874 shares pursuant to the offering, resulting in aggregate gross offering proceeds to the Company of $3,692,383.92 to date. Included in the accepted subscriptions were subscriptions from a previously unaffiliated third-party investor group for an aggregate of 925,924 shares of the Company’s common stock. In accordance with the terms of the offering, these subscriptions were subject to a Rebuttal of Presumption of Control filing with the Office of Thrift Supervision (the “OTS”), which filing was accepted by the OTS on behalf of the investor group.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ebank Financial Services, Inc.

Date: June 2, 2004	By:	/s/ James L. Box James L. Box Chief Executive Officer